Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

for

Tender of All Outstanding

Second-Priority Senior Secured Floating Rate Notes Due 2010

and

9% Second-Priority Senior Secured Notes Due 2014

In Exchange for

New Second-Priority Senior Secured Floating Rate Notes Due 2010

and

New 9% Second-Priority Senior Secured Notes Due 2014

of

HEXION U.S. FINANCE CORP.

AND

HEXION NOVA SCOTIA FINANCE, ULC

Registered holders of (i) outstanding Second-Priority Senior Secured Floating Rate Notes Due 2010 (the “Old Floating Rate Notes”) who wish to tender their Old Floating Rate Notes for a like principal amount of new Second-Priority Senior Secured Floating Rate Notes Due 2010 (the “New Floating Rate Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) outstanding 9% Second-Priority Senior Secured Notes Due 2014 (the “Old Fixed Rate Notes” and, together with the Old Floating Rate Notes, the “Old Notes”) who wish to tender their Old Fixed Rate Notes for a like principal amount of 9% Second-Priority Senior Secured Notes Due 2014 (the “New Fixed Rate Notes” and, together with the New Floating Rate Notes, the “Exchange Notes”) which have been registered under the Securities Act, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wilmington Trust Company (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering” in the Prospectus dated                     , 2005 of Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC (the “Prospectus”).

The Exchange Agent for the Exchange Offer is:

WILMINGTON TRUST COMPANY:

By Certified or Registered Mail:

Wilmington Trust Company

DC-1626 Processing Unit

P.O. Box 8861

Wilmington, Delaware 19889-8861

Attention: Alisha Clendaniel

For Delivery by Overnight Courier or Hand:	By Facsimile Transmission
(for eligible institutions only):
Wilmington Trust Company	(302) 636-4139
Corporate Capital Markets
1100 North Market Street	To Confirm by Telephone
Wilmington, Delaware 19890-1626	or for Information Call:
Attention: Alisha Clendaniel	(302) 636-6470

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders for exchange to Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC (the “Issuers”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2006, unless extended by the Issuers. The term “Expiration Date” shall mean 5:00 p.m., New York City time, on                     , 2006 unless the Exchange Offer is extended as provided in the Prospectus, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns.

SIGNATURE

Date:

Date:
(Signature(s) of Holder(s) or Authorized Signatory)

Area Code and Telephone Number: ( ) -

Name(s):

(Please Print)

Capacity (full title), if signing in a fiduciary or representative capacity:

Address:

Taxpayer Identification or Social Security No.:

Principal Amount of Old Notes Tendered:

Certificate Number(s) of Old Notes (if available):

Aggregate Principal Amount Represented by Certificate(s):

IF OLD NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Transaction Number:

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GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:	Area Code and Telephone No.: ( ) -

Name:
(Authorized Signature)	(Please Type or Print)

Address:

Title:

Date:

(Zip Code)

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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